SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 5, 1999
                                                ---------------

                      Consumat Environmental Systems, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Virginia
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                 (State or other jurisdiction of incorporation)


        0-9253                                           54-0720128
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(Commission file number)                       (IRS Employer Identification No.)


                  8407 Erle Road, Mechanicsville, Virginia     23116
                                       and
                  Post Office Box 9379, Richmond, Virginia     23227
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                 (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (804) 746-4120
                                                  ----------------


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Item 4.  Change in Registrant's Certifying Accountant

         On May 5, 1999 KPMG LLP ("KPMG") resigned as the independent public accountants for Consumat Environmental Systems, Inc. ("Consumat").

         KPMG's reports on Consumat's financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG's auditors' report on the financial statements of Consumat as of December 31, 1998 and for the years ended December 31, 1998 and 1997, contained a separate paragraph stating that "The Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty".

         During the two most recent fiscal years and through May 5, 1999, there was no disagreement with KPMG regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports.

         On May 4, 1999 KPMG advised the Company by letter that KPMG believed there were two matters involving the internal control structure and its operation they considered to be reportable conditions under standards established by The American Institute of Certified Public Accountants (reportable condition). The first matter referred to a lack of certain controls over inventory management including:

          o         Controls over recording unit costs of inventory purchases;

          o Controls over identifying and using older inventory items and policies for recording allowances to reduce inventories to lower of cost or market; and

          o Controls over monitoring and recording physical inventory quantity adjustments.

         The second matter referred to a lack of segregation of duties in the accounting department due to the size and staffing levels at the Company. The Company's Chief Financial Officer handles most of the accounting functions and these functions are generally not subject to a detailed review by a second party.

         KPMG has not met with the Audit Committee to discuss this May 4, 1999 letter from KPMG.

         On April 28, 1998, KPMG advised the Company by letter that KPMG believed there was one reportable condition, the lack of segregation of duties in the accounting department. KPMG met with the Audit Committee on May 6, 1998 to discuss this letter. The Company has authorized KPMG to respond fully to the inquiries of the Company's successor accountant.

         The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated May 10, 1999, is filed as Exhibit 16 (a) to this Current Report on Form 8-K.

Item 5.  Other Events

         On May 7, 1999, the Company received verbal notification from Finova Mezzanine Capital (formerly Sirrom Capital Corporation), its senior lender, that Finova was immediately exercising its rights of foreclosure against the assets of the Company as detailed in its various security agreements with the Company.
         Prior to that date, the Company and Finova had been involved in ongoing negotiations related to the possible financing for certain foreign contracts that the Company currently has finalized. In addition, there were negotiations related to the possible restructuring of its current debt and related interest payments. A copy of a memo detailing recent discussions between Finova and the Company is filed as Exhibit 28(a) to this Current Report on Form 8-K.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c.)     Exhibits:

             Exhibit Number                      Description
             --------------                      -----------

                    16(a)     Letter from KPMG LLP dated May 10, 1999.

                    28(a) Memo dated May 11, 1999 to Consumat Board of Directors regarding recent negotiations between Consumat and Finova.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Consumat Environmental Systems, Inc.
                                                  (Registrant)



Date:  May 11, 1999                               /s/ ROBERT L. MASSEY
                                                  -----------------------------
                                                      Robert L. Massey
                                                      Chief Executive Officer


Date:  May 11, 1999                               /s/ MARK E. HILLS
                                                  -----------------------------
                                                      Mark E. Hills
                                                      Chief Accounting Officer